UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Duke Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a6(i)(1) and 0-11

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V32790-P05299-Z86926 DUKE ENERGY CORPORATION You invested in DUKE ENERGY CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 9, 2024. Vote Virtually at the Meeting* May 9, 2024 1:00 p.m. Eastern time The Annual Meeting will be held online via live webcast at: www.virtualshareholdermeeting.com/DUK2024 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to April 25, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1.800.579.1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2024 Annual Meeting Vote by May 8, 2024, 11:59 p.m. Eastern time. For shares held in the Duke Energy Retirement Savings Plan, vote by May 6, 2024, 11:59 p.m. Eastern time. DUKE ENERGY CORPORATION DEP-10I P.O. BOX 1414 CHARLOTTE, NC 28201-1414

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V32791-P05299-Z86926 1. Election of Directors Nominees: 1a. Derrick Burks For 1b. Annette K. Clayton For 1c. Theodore F. Craver, Jr. For 1d. Robert M. Davis For 1e. Caroline Dorsa For 1f. W. Roy Dunbar For 1g. Nicholas C. Fanandakis For 1h. Lynn J. Good For 1i. John T. Herron For 1j. Idalene F. Kesner For 1k. E. Marie McKee For 1l. Michael J. Pacilio For 1m. Thomas E. Skains For 1n. William E. Webster, Jr. For 2. Ratification of Deloitte & Touche LLP as Duke Energy’s independent registered public accounting firm for 2024 For 3. Advisory vote to approve Duke Energy’s named executive officer compensation For 4. Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements For 5. Shareholder proposal regarding executives to retain significant stock Against 6. Shareholder proposal regarding financial statement assumptions and climate change Against